                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): August 14, 2006

                          MONTGOMERY REALTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        000-30724              88-0377199
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)

          400 Oyster Point Blvd., Suite 415
          South San Francisco, California                 94080
     (Address of principal executive offices)           (Zip Code)

                                 (650) 266-8080
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

              ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 14, 2006, Montgomery Realty Group, Inc., through its qualified exchange accommodator Mark D. Zimmerman (the "Accommodator"), entered into a binding contract to purchase the commercial retail shopping center located at 1675 Willow Pass Road, County of Contra Costa, City of Concord,
California, commonly known as the "Concord Plaza Shopping Center" for the purchase price of $18,200,000. The property is being purchased from an unrelated third party.

         As part of the transaction, Montgomery will assume an existing first mortgage loan in the principal amount of approximately $12,400,000, which bears interest at a rate of approximately 5.25% per annum. A loan assumption fee of approximately $310,000 will be paid in connection with the loan assumption.
Montgomery will pay the difference between the loan amount and the purchase price, a difference of approximately $5,800,000, using funds held by the Accommodator.

         The Accommodator received approximately $6,000,000 from the sale of the
Eccles Project by Montgomery on June 20, 2006. Montgomery has timely identified the Concord Plaza Shopping Center as one of its designated replacement properties and is currently scheduled to conclude its due diligence on or about
September 4, 2006, with closing to occur on or about October 4, 2006.

         The Place Concord Plaza Shopping Center, which is part of a larger Park
& Shop shopping center, is fully leased and has two (2) major tenants: Jo
Ann Superstore and Burlington Coat Factory. The total building area is approximately 99,148 square feet, located on approximately 1.15 acres of land.

         Montgomery has structured this acquisition to meet the requirements of
Section 1031 of the Internal Revenue Code of 1986 (the "Code") so that little or no federal income tax will result to Montgomery by reason of its sale of the
Eccles Project.

         In this instance, Montgomery has sought to replace vacant land, which was a net cash user, with a new income-producing property. Although Montgomery currently intends to continue its strategic plan of specializing in apartment complexes, this transaction will take advantage of local market conditions and allow Montgomery to continue to build its total asset base.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         The following is filed as an exhibit to this report:

    Exhibit
    Number                      Title of Document                    Location
---------------  --------------------------------------------------  -----------

   Item 10.      Material Contracts
---------------  --------------------------------------------------  -----------
    10.25        Purchase and Sale Agreement and Joint Escrow        This filing
                 Instructions between SPI Willow Pass, LLP, and
                 Mark D. Zimmerman, as Qualified Exchange
                 Accommodator for Montgomery Realty Group, Inc.,
                 and Montgomery Realty Group, Inc., dated
                 August 14, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               MONTGOMERY REALTY GROUP, INC.

Date: August 18, 2006                          By: /s/ Marianne Duhaterova
                                                  Marianne Duhaterova,
                                                  Chief Financial Officer

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